EXHIBIT 99.1

Aptose Announces Positive Decision by Nasdaq Hearings Panel

SAN DIEGO and TORONTO, Dec. 19, 2024 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated targeted agents to treat hematologic malignancies, today announced that the Nasdaq Hearings Panel (“Panel”) has granted the Company’s request for an extension to evidence compliance with all applicable criteria for continued listing on The Nasdaq Stock Market.

On or before March 31, 2025, the Company will be required to demonstrate compliance with NASDAQ Listing Rule 5550(b)(1) requiring the Company to have a minimum of $2.5 million in shareholders’ equity (the “Equity Rule”) and NASDAQ Listing Rule 5550(a)(2) requiring the Company to have a minimum bid price of $1.00 (the “Minimum Bid Price Rule”). To evidence compliance with the Minimum Bid Price requirement, the Company’s common stock must close at or above $1.00 per share for a minimum of 10 consecutive business days by March 31, 2025.

The Nasdaq hearing on the matter was held on November 21, 2024. Since the hearing, Aptose announced the closing of an $8 million public offering, announced the signing of a prestigious clinical development agreement with the National Cancer Institute to develop the Company’s lead drug tuspetinib for acute myeloid leukemia (AML) and myelodysplastic syndromes (MDS), and presented clinical data at the American Society of Hematology (ASH) Annual Meeting supporting tuspetinib triplet drug therapy for newly diagnosed AML patients.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage, oral kinase inhibitor tuspetinib (TUS) has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the therapeutic potential of tuspetinib, its clinical development and safety profile, as well as statements relating to the Company’s and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to regain compliance with the NASDAQ Listing Rules prior to March 31, 2025; our ability to obtain the capital required for research and operations and to continue as a going concern; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com